SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Catapult Communications Corporation

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CATAPULT COMMUNICATIONS CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held January 25, 2005

To the Stockholders:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CATAPULT COMMUNICATIONS CORPORATION, a Nevada corporation, will be held on Tuesday, January 25, 2005 at 3:00 P.M., local time, at the Company’s principal executive offices located at 160 South Whisman Road, Mountain View, California 94041 for the following purposes:

1. To elect six directors to serve until the next Annual Meeting of Stockholders and until their successors are elected.

2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2005; and

3. To transact such other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      Only stockholders of record at the close of business on November 30, 2004 are entitled to notice of and to vote at the meeting.

      To assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

By Order of the Board of Directors

CHRISTOPHER STEPHENSON
Vice President, Chief Financial Officer and Secretary

Mountain View, California

December 15, 2004

YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

CATAPULT COMMUNICATIONS CORPORATION

PROXY STATEMENT

FOR 2005 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

      The enclosed Proxy is solicited on behalf of the board of directors of CATAPULT COMMUNICATIONS CORPORATION, a Nevada corporation, for use at the Annual Meeting of Stockholders to be held Tuesday, January 25, 2005 at 3:00 P.M., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at our principal executive offices located at 160 South Whisman Road, Mountain View, California 94041. The telephone number at that location is (650) 960-1025.

      These proxy solicitation materials were first mailed on or about December 15, 2004 to all stockholders entitled to vote at the meeting.

Record Date and Voting Securities

      Stockholders of record at the close of business on November 30, 2004 are entitled to notice of and to vote at the meeting. At the record date, 14,616,050 shares of the Company’s authorized Common Stock were issued and outstanding and held of record by seven stockholders. No shares of our authorized Preferred Stock were outstanding.

Revocability of Proxies

      You may revoke your proxy at any time before it is voted at the annual meeting. In order to do this, you may either:

•	sign and return another proxy bearing a later date;

•	provide written notice of the revocation to Christopher Stephenson, our Secretary, prior to the time we take the vote at the annual meeting; or

•	attend the meeting and vote in person.

Voting

      If a broker, bank or other nominee holds your shares, you will receive instructions from them that you must follow in order to have your shares voted.

      If you hold your shares in your own name as a holder of record, you may instruct the proxy holders how to vote your Common Stock by signing, dating and mailing the proxy card in the postage paid reply envelope that we have provided. Of course, you may also choose to come to the annual meeting and vote your shares in person. The proxy holders will vote your shares in accordance with those instructions. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our board of directors.

      You are entitled to one vote for each share of Common Stock held by you on the record date.

Quorum Requirement

      A quorum, which is a majority of our outstanding shares as of the record date, must be present or represented by proxy in order to hold the annual meeting and to conduct business. Your shares will be counted as being present at the meeting if you attend the meeting in person or if you submit a properly executed proxy card.

Abstentions and Broker Non-Votes

      If you return a proxy card that indicates an abstention from voting on all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the annual meeting. Consequently, if you abstain from voting on the proposal to elect directors, your abstention will have no effect on the outcome of the vote with respect to this proposal.

      Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “for” routine matters but expressly instructing that the broker is NOT voting on non-routine matters. A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal. Your broker will have discretionary authority to vote your shares on Proposal One and Proposal Two, which are routine matters.

Proxy Solicitation Costs

      This solicitation of proxies is made by our board of directors, and all related costs will be borne by us. None of our directors intend to oppose any action for which stockholder approval is being solicited. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.

Our Voting Recommendations

      Our board of directors recommends that you vote:

•	FOR the election of the six nominees to the board of directors; and

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2005.

Voting Results

      The preliminary voting results will be announced at the annual meeting. The final voting results will be calculated by our Inspector of Elections, and published in our Quarterly Report on Form 10-Q for the second quarter of fiscal year 2005.

Deadline for Receipt of Stockholder Proposals for 2006 Annual Meeting of Stockholders

      As a stockholder, you may be entitled to present proposals for action at an upcoming meeting if you comply with the requirements of the proxy rules established by the Securities and Exchange Commission and our bylaws. Stockholders wishing to present a proposal at our 2006 Annual Meeting of Stockholders must submit such proposal to us by August 17, 2005, if they wish it to be eligible for inclusion in the proxy statement and form of proxy relating to that meeting. In connection with our 2006 Annual Meeting of Stockholders, we intend to solicit proxies granting discretionary authority to the proxyholders to vote on any matters submitted by stockholders after October 31, 2005, which is 45 calendar days prior to the anniversary of the mailing date of this proxy statement. In addition, under our bylaws, a stockholder wishing to make a proposal at the 2006 Annual Meeting of Stockholders must submit such a proposal to us prior to October 31, 2005. Any such proposals should be in compliance with our bylaws and should be submitted to Catapult

Communications Corporation, 160 South Whisman Road, Mountain View, California 94041, Attention: Secretary.

Other Matters

      Other than the proposals listed above, our board of directors does not intend to present any other matters to be voted on at the meeting. Our board of directors is not currently aware of any other matters that will be presented by others for action at the meeting. However, if other matters are properly presented at the meeting and you have signed and returned your proxy card, the proxy holders will have discretion to vote your shares on these matters to the extent authorized under the Securities Exchange Act of 1934, as amended.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

      A board of six directors is to be elected at the Annual Meeting of Stockholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six nominees named below, all of whom are presently directors of Catapult. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting of Stockholders, the proxies will be voted for any nominee who shall be designated by the present board of directors to fill the vacancy. We are not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

      The names of the nominees and certain information about them as of November 30, 2004 are set forth below:

Name of Nominee	Age	Principal Occupations	Director Since

Peter S. Cross(1)(2)	57	Retired	2003
Nancy H. Karp	59	Retired	1985
Richard A. Karp	60	Chief Executive Officer and Chairman of the Board	1985
Henry P. Massey, Jr.	65	Attorney	2001
John M. Scandalios(1)(2)	74	Retired	1987
Charles L. Waggoner(1)(2)	65	Retired	1991

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

      Dr. Peter S. Cross has served as one of our directors since October 2003. Dr. Cross is an independent investor involved as a director, technical advisor and management and engineering consultant with early stage companies developing products for high speed communications markets. He retired in 1996 from Bay Networks, a telecommunications equipment manufacturer now a part of Nortel Networks, as Senior Vice President of Engineering. From 1987 to 1994, Dr. Cross served as Vice President of Engineering at SynOptics Communications, a telecommunications equipment manufacturer that merged with Wellfleet Communications to form Bay Networks. Dr. Cross holds a B.S.E.E. degree from the California Institute of Technology, and M.S. and Ph.D. degrees in electrical engineering and computer science from the University of California, Berkeley.

      Ms. Nancy H. Karp has served as one of our directors since our inception and served as our Treasurer from inception to September 1997 and as our Secretary from inception to October 2002. Ms. Karp holds an M.B.A. from Claremont Graduate University, an M.P.H. degree (public health) from the University of California at Berkeley and a B.S. degree from Texas Tech University.

      Dr. Richard A. Karp founded Catapult in 1985 and has served as our Chief Executive Officer and Chairman of the Board since inception and as President from inception to May 2000. Dr. Karp holds a Ph.D. in computer science from Stanford University, an M.S. degree in mathematics from the University of Wisconsin and a B.S. degree in science from the California Institute of Technology.

      Mr. Henry P. Massey, Jr. has served as one of our directors since May 2001 and as our Secretary from October 2002 through January 2003. Mr. Massey has practiced law since 1969 and has been a member of the law firm of Wilson Sonsini Goodrich & Rosati, P.C., since August 1982. Mr. Massey has served as Catapult’s principal corporate counsel since 1998. Mr. Massey holds A.B. and J.D. degrees from Cornell University.

      Mr. John M. Scandalios has served as one of our directors since November 1987. From 1994 through April 1999, Mr. Scandalios served as Vice President of Sales at Flowpoint Corporation (Flowpoint), a computer networking company. Mr. Scandalios is also a director of Ancot Corporation, a SCSI and fiber channel test equipment company. Mr. Scandalios holds M.B.A. and B.A. degrees from the University of Chicago.

      Mr. Charles L. Waggoner has served as one of our directors since January 1991. Through 2000, Mr. Waggoner served as President of the FlowPoint Division of Efficient Networks, Inc. From 1993 through 1999, Mr. Waggoner served as President of FlowPoint. Mr. Waggoner holds B.S.E.E. degree from South Dakota State University.

      Dr. Karp and Ms. Karp were married until June 1998. There are no other family relationships between directors and executive officers of the Company.

Vote Required

      If a quorum is present and voting, the six nominees receiving the highest number of votes will be elected to the Board of Directors. Votes withheld from any nominee will be counted for purposes of determining the presence or absence of a quorum for transaction of business at the meeting, but will have no other legal effect upon the election of directors under Nevada law.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE SIX NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE

Board of Directors and Committee Meetings

      Our Board of Directors held six meetings during the fiscal year ended September 30, 2004. Each of our directors attended at least 75% of the meetings of the Board of Directors and the committees on which he or she serves in the fiscal year ended September 30, 2004. Our directors are expected, absent exceptional circumstances, to attend all Board meetings and meetings of committees on which they serve, and are also expected to attend our Annual Meeting of Stockholders. All directors attended the 2004 Annual Meeting of Stockholders.

      Our Board of Directors currently has two committees: an Audit Committee and a Compensation Committee. Each committee has a written charter approved by the Board of Directors outlining the principal responsibilities of the committee. The current Audit Committee charter is included with this Proxy Statement as Appendix A.

Audit Committee

      The purpose of our Audit Committee is to oversee our accounting and financial reporting processes and audits of our financial statements and to assist the Board of Directors in the oversight and monitoring of (i) the integrity of our financial statements, (ii) our accounting policies and procedures, (iii) our compliance with legal and regulatory requirements, (iv) our independent auditor’s qualifications, independence and performance, (v) our disclosure controls and procedures, and (vi) our internal control over financial reporting.

In addition, the Audit Committee’s responsibilities include reviewing and pre-approving any audit and non-audit services, reviewing, approving and monitoring our Code of Ethics for Principal Executive and Senior Financial Officers and establishing procedures for receiving, retaining and treating complaints regarding accounting, internal accounting controls or auditing matters. The report of the Audit Committee for the fiscal year ended September 30, 2004 is included in this proxy statement.

      The Audit Committee of the Board of Directors currently consists of Directors Cross, Scandalios and Waggoner and held six meetings during the fiscal year ended September 30, 2004. Ms. Nancy Karp served on the Audit Committee until January 27, 2004, when Mr. Cross took her place on the Committee. None of the current Audit Committee members is an employee of Catapult Communications Corporation, and all of them are independent within the meaning of the rules of the Securities and Exchange Commission and the listing standards of The Nasdaq Stock Market (the “Nasdaq Rules”). Mr. Scandalios serves as Chairman of the Audit Committee.

Compensation Committee

      The purpose of our Compensation Committee is to discharge the Board’s responsibilities for approving and evaluating officer compensation plans, policies and programs, to review and make recommendations regarding compensation for our employees and directors, and to administer our equity compensation plans. The report of the Compensation Committee for the fiscal year ended September 30, 2004 is included in this proxy statement. The Compensation Committee of the Board of Directors currently consists of Directors Cross, Scandalios and Waggoner, and held two meetings during the fiscal year ended September 30, 2004. Ms. Nancy Karp served on the Compensation Committee until January 27, 2004, when Mr. Cross took her place on the Committee. Mr. Waggoner serves as Chairman of the Compensation Committee. Each member of the Compensation Committee is independent within the meaning of the Nasdaq Rules.

Director Independence

      In April 2004, consistent with the Nasdaq Rules regarding director independence, our Board of Directors undertook a review of the independence of our directors and considered whether any director had any relationship with Catapult Communications Corporation or management that would compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board of Directors affirmatively determined that Directors Peter S. Cross, Nancy H. Karp, Henry P. Massey, Jr., John M. Scandalios and Charles L. Waggoner are independent within the meaning of the Nasdaq Rules.

Stockholder Communications with the Board of Directors

      Stockholders may communicate with the Board of Directors by writing to us at Catapult Communications Corporation, Attention: Corporate Secretary, 160 South Whisman Road, Mountain View, CA 94041. Stockholders who would like their submission directed to a particular member of the Board of Directors may so specify and the communication will be forwarded as appropriate.

Policy for Director Recommendations and Nominations

      Our Board does not have a standing Nominating Committee. Our Board believes that in light of the relatively small size of our Board of Directors, all of the members of the Board can function effectively as a group to identify and evaluate potential candidates for nomination to the Board. We have determined that five of our six directors are independent within the meaning of the Nasdaq Rules, and our nominating procedures require that a majority of such independent directors must recommend to the full Board any candidates for election to the Board.

      Our Board considers candidates for Board membership suggested by Board members, management and our stockholders. It is the policy of the Board to consider recommendations for candidates to the Board of Directors from any stockholder holding, as of the date the recommendation is submitted, not less than one percent (1%) of the then outstanding shares of our common stock continuously for at least twelve

(12) months prior to such date. The Board will consider a director candidate recommended by our stockholders in the same manner as a nominee recommended by a Board member, management or other sources. In addition, a stockholder may nominate a person directly for election to the Board of Directors at an Annual Meeting of Stockholders provided the stockholder meets the requirements set forth in our Bylaws.

      Where the Board has either identified a prospective nominee or determined that an additional or replacement director is required, the Board may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the Board of Directors or management. In its evaluation of director candidates, including the members of the Board of Directors eligible for re-election, the Board considers a number of factors, including:

•	the current size and composition of the Board of Directors and the needs of the Board of Directors and the respective committees of the Board, and

•	such factors as judgment, independence, character and integrity, age, area of expertise, diversity of experience, length of service, and potential conflicts of interest.

      The Board has also specified the following minimum qualifications that it believes must be met by a nominee for a position on the Board:

•	the highest personal and professional ethics and integrity,

•	proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment,

•	skills that are complementary to those of the existing Board,

•	the ability to assist and support management and make significant contributions to our success, and

•	an understanding of the fiduciary responsibilities that are required of a member of the Board of Directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

      After completing its evaluation, the Board of Directors determines the nominees.

Code of Business Conduct and Code of Ethics for Officers

      Our Board of Directors has adopted a Code of Ethics that is applicable to all of our employees, officers and directors. Our Code of Ethics is intended to ensure that our employees act in accordance with the highest ethical standards. In addition, we have in place a Code of Ethics for Principal Executive and Senior Financial Officers, which applies to our Chief Executive Officer and our Chief Financial Officer, who also serves as our principal accounting officer. This code is intended to deter wrongdoing and promote ethical conduct among our executives and to ensure all of our public disclosure is full, fair and accurate. Both the Code of Ethics and the Code of Ethics for Principal Executive and Senior Financial Officers are available on the Investor Relations page of our website at http://www.catapult.com, and the Code of Ethics for Principal Executive and Senior Financial Officers has been filed as an exhibit to our Annual Report on Form 10-K, as amended, for the fiscal year ended September 30, 2003.

Director Compensation

      In the fiscal year ended September 30, 2004, each of our non-employee directors was compensated at the rate of $1,500 per meeting attended by the director. Non-employee directors are also eligible for option grants under our 1998 Stock Plan. In April 2004, each non-employee director received an option grant to purchase 2,500 shares of our Common Stock under our 1998 Stock Plan at an exercise price of $19.20 per share.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      The Audit Committee of the board of directors has selected PricewaterhouseCoopers LLP as its independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending September 30, 2005, and recommends that stockholders vote for ratification of such appointment. Although stockholder approval of the selection by the Audit Committee of the independent registered public accounting firm is not required by law, the Audit Committee has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding the selection by the Audit Committee of PricewaterhouseCoopers LLP, the Audit Committee may direct the appointment of a new independent registered public accounting firm at any time during the year if the board of directors determines that such a change would be in our best interest and in that of our stockholders. In the event of a negative vote on ratification, the Audit Committee will reconsider its selection.

      PricewaterhouseCoopers LLP has audited our financial statements annually since 1997. Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting, will have an opportunity to make a statement if they desire to do so and will be available to answer any appropriate questions.

Audit and Related Fees

      The following table is a summary of the fees billed to us by PricewaterhouseCoopers LLP for professional services for the fiscal years ended September 30, 2004 and September 30, 2003:

	Fiscal	Fiscal
Fee Category	2004 Fees	2003 Fees

Audit Fees	$226,000	$299,783
Audit-Related Fees	147,650	—
Tax Fees	307,527	308,784
All Other Fees	8,625	—

Total Fees	$688,802	$608,567

      Audit Fees. Consists of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

      Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits, accounting consultations in connection with acquisitions, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

      Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audit defense, customs and duties, mergers and acquisitions, and international tax planning.

      All Other Fees. Consists of fees for products and services other than the services reported above. In fiscal 2004, these services included administrative and employee relocation services.

      Before selecting PricewaterhouseCoopers LLP, the Audit Committee carefully considered PricewaterhouseCoopers LLP’s qualifications as its independent registered public accounting firm. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, any issues raised by the most recent quality control review of the firm, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review also included matters required to be considered under the Securities and Exchange Commission’s rules on auditor independence, including the nature and extent of non-audit services, to ensure that the auditors’ independence will not be impaired. The Audit Committee considered and determined that PricewaterhouseCoopers LLP’s provision of non-audit services to us during fiscal year 2004 was compatible with and did not impair PricewaterhouseCoopers LLP’s independence.

Vote Required

      If a quorum is present, the affirmative vote of a majority of the shares present and entitled to vote at the annual meeting will be required to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors. Abstentions will have the effect of a vote against this proposal and broker non-votes will have no effect on the outcome of the vote with respect to this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF CATAPULT COMMUNICATIONS CORPORATION FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2005.

PRINCIPAL STOCKHOLDERS

      The following table provides information relating to the beneficial ownership of our Common Stock as of November 30, 2004 by:

•	each stockholder known by us to own beneficially more than 5% of our Common Stock;

•	each of our executive officers named in the summary compensation table on page 14;

•	each of our directors; and

•	all of our directors and executive officers as a group.

      Beneficial ownership is determined based on the rules of the Securities and Exchange Commission. The column captioned “Total Shares and Shares Underlying Exercisable Options or Convertible Securities Beneficially Owned” includes the number of shares of our Common Stock subject to options or convertible securities that are currently exercisable or will become exercisable on or before January 29, 2005, sixty (60) days from our record date for the Annual Meeting. The number of shares subject to options or convertible securities that each beneficial owner has the right to acquire on or before January 29, 2005 is listed separately under the column “Number of Shares Underlying Options or Convertible Securities Exercisable on or before January 29, 2005.” These shares are not deemed exercisable for purposes of computing the beneficial ownership of any other person. Percent of beneficial ownership is based upon 14,616,050 shares of our Common Stock outstanding as of November 30, 2004. The address for those individuals for which an address is not otherwise provided is c/o Catapult Communications Corporation, 160 South Whisman Road, Mountain

View, California 94041. Unless otherwise indicated, we believe the stockholders listed have sole voting or investment power with respect to all shares, subject to applicable community property laws.

		Number of Shares	Total Shares and
	Number of	Underlying Options or	Shares Underlying	Percentage of
	Outstanding	Convertible Securities	Exercisable Options	Outstanding
	Shares	Exercisable on or	or Convertible	Shares
	Beneficially	Before January 29,	Securities	Beneficially
Name and Address	Owned	2005	Beneficially Owned	Owned

Richard A. Karp(1)	2,830,770	122,291	2,953,061	20.04%
Nancy H. Karp(2)	1,347,281	7,656	1,354,937	9.27
Westcap Investors, LLC(3)	1,521,136		1,521,136	10.62
11111 Santa Monica Blvd., Suite 820 Los Angles, CA 90025
T. Rowe Price Associates, Inc.(4)	1,262,500	—	1,262,500	8.54
100 East Pratt St. Baltimore, MD 21202
Putnam Investment Management, LLC(5)	734,675	—	734,675	5.49
One Post Office Square Boston, MA 02109
Glen Stewart	97,655	98,416	196,071	1.33
Sean Kelly	300	33,749	34,049	*
David Mayfield	—	95,875	95,875	*
Christopher Stephenson	—	22,875	22,875	*
John M. Scandalios	25,810	17,656	43,466	*
Charles L. Waggoner(6)	15,467	27,189	42,656	*
Henry P. Massey, Jr.	4,000	22,344	26,344	*
Peter S. Cross	—	3,594	3,594	*
All directors and executive officers as a group (15 persons)(1)(2)(6)	4,374,617	733,267	5,107,884	33.28%

*	Less than 1%

(1)	Includes 78,330 shares held by trusts for the benefit of Dr. Karp’s children of which Dr. Karp is a trustee. Dr. Karp has voting and dispositive control over such shares.

(2)	Includes 61,328 shares held by trusts for the benefit of Ms. Karp’s children of which Ms. Karp is a trustee. Ms. Karp has voting and dispositive control over such shares.

(3)	Information based on the Form 13F for the quarter ended September 20, 3004 filed on October 28, 2004 with the Securities and Exchange Commission by Westcap Investors, LLC.

(4)	Information based on the Form 13F for the quarter ended September 20, 3004 filed on November 15, 2004 with the Securities and Exchange Commission by T. Rowe Price Associates, Inc.

(5)	Information based on the Form 13F for the quarter ended September 20, 3004 filed on November 16, 2004 with the Securities and Exchange Commission by Putnam Investment Management, LLC.

(6)	Includes 3,500 shares held by trusts for the benefit of Mr. Waggoner’s grandchildren of which Mr. Waggoner is a trustee. Mr. Waggoner has voting and dispositive control over such shares.

EXECUTIVE COMPENSATION

      The following table sets forth the compensation of the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (the CEO and such other officers collectively the “Named Executive Officers”) during the fiscal years ended September 30, 2004, 2003 and 2002:

Summary Compensation Table

		Annual Compensation
					Long-term
				Other Annual	Compensation	All Other
	Fiscal	Salary	Bonus	Compensation(1)	Awards	Compensation(2)
Name and Principal Position	Year	($)	($)	($)	Options (#)	($)

Richard A. Karp	2004	320,004	250,450	—	10,000	13,380
Chief Executive Officer and	2003	304,004	50,172	—	20,000	8,323
Chairman of the board of directors	2002	320,004	87,490	—	40,000	8,367
David Mayfield	2004	260,000	234,809	—	10,000	10,762
President and Chief Operating	2003	260,000	47,037	—	20,000	9,993
Officer	2002	260,000	82,002	—	30,000	11,319
Sean Kelly	2004	200,000	218,236	—	10,000	15,093
Vice President of Sales	2003	40,256	27,391	—	85,000	2,632
	2002	—	—	—	—	—
Christopher Stephenson	2004	182,000	191,087	—	10,000	8,531
Vice President, Chief Financial	2003	182,000	37,629	—	20,000	7,731
Officer and Secretary	2002	182,000	65,618	—	—	9,088
Glenn Stewart	2004	200,000	128,125	—	10,000	11,340
Vice President of Engineering and	2003	200,000	25,086	—	20,000	12,602
Chief Technology Officer	2002	200,000	43,745	—	13,000	14,215

(1)	Includes perquisites only where the aggregate amount thereof equals or exceeds the lesser of $50,000 of 10% of the salary plus bonus for the executive officer.

(2)	Includes (a) health insurance premiums in fiscal 2004 of approximately $10,884 for Dr. Karp, $7,992 for Mr. Mayfield, $11,168 for Mr. Kelly, $7,992 for Mr. Stephenson and $8,748 for Mr. Stewart; (b) employer matching contributions to each officer’s 401-K plan in fiscal 2004 of $1,600 for Dr. Karp, $2,000 for Mr. Mayfield, $3,333 for Mr. Kelly and $2,000 for Mr. Stewart; and (c) life insurance premiums paid by us in the amount of $896 for Dr. Karp, $770 for Mr. Mayfield, $592 for Mr. Kelly, $539 for Mr. Stephenson and $592 for Mr. Stewart.

Option Grants

      The following table shows, as to the Named Executive Officers, information concerning stock options granted during the fiscal year ended September 30, 2004.

      The exercise price of the options we grant is equal to the fair market value of our Common Stock as measured by the closing sales price of our Common Stock in trading on the Nasdaq National Market on the date of grant. The exercise price may be paid by cash or check, or surrender of shares of our Common Stock owned by the optionee for more than six months. Alternatively, optionees may exercise their shares under a cashless exercise program. Under this program, the optionee may provide irrevocable instructions to sell the shares acquired on exercise and to remit to us a cash amount equal to the exercise price and all applicable withholding taxes.

Option Grants in Last Fiscal Year

					Potential Realizable
	Individual Grants(1)				Value at Assumed
					Annual Rates of
	Number of	% of Total			Stock Price
	Securities	Options			Appreciation for
	Underlying	Granted to			Option Term(4)
	Options	Employees in	Exercise Price	Expiration
Name	Granted (#)(1)	Fiscal Year(2)	Per Share ($/sh)	Date(s)(3)	5% ($)	10% ($)

Richard A. Karp	10,000	3.95%	19.20	04/19/14	120,748	305,999
David Mayfield	10,000	3.95%	19.20	04/19/14	120,748	305,999
Sean Kelly	10,000	3.95%	19.20	04/19/14	120,748	305,999
Christopher Stephenson	10,000	3.95%	19.20	04/19/14	120,748	305,999
Glenn Stewart	10,000	3.95%	19.20	04/19/14	120,748	305,999

(1)	These options grants are stock options granted pursuant to our 1998 Stock Plan and have terms of 10 years, subject to earlier termination in certain events related to termination of employment. These options vest as to 1/8th of the underlying shares six months after the date of grant, and as to 1/48th of the shares each month thereafter.

(2)	Based on an aggregate of 253,034 shares subject to options granted in fiscal 2004.

(3)	Options may terminate before their expiration dates if the optionee’s status as an employee or consultant is terminated or upon the optionee’s death or disability.

(4)	The potential realizable value is calculated based on the term of the option (10 years) and assumes that the deemed value at the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission (the “SEC”) and do not represent the Company’s estimate or projection of the Company’s future Common Stock prices.

Option Exercises and Values

      The following table sets forth certain information regarding option exercises and the value of options held by the Named Executive Officers.

Fiscal Year-End Option Exercises and Values

					Value of Unexercised
			Number of Unexercised Options		In-the-Money Options
	Shares	Value	at September 30, 2004 (#)		at September 30, 2004 ($)(1)
	Acquired on	Realized
Name	Exercise (#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Richard A. Karp	—	—	114,581	35,419	269,200	173,800
David Mayfield	30,000	319,323	89,707	31,793	536,274	170,852
Sean Kelly	—	—	24,791	70,209	152,217	369,683
Christopher Stephenson	43,750	434,208	19,333	22,917	162,822	168,438
Glenn Stewart	—	—	92,811	27,689	623,440	172,460

(1)	Value of in-the-money options is based on market value of the Company’s Common Stock on September 30, 2004 of $18.84 minus the exercise price.

Equity Compensation Plan Information

      The following table provides information as of September 30, 2004 about our Common Stock that may be issued upon the exercise of options and rights granted to employees, consultants or members of our board of directors under all existing equity compensation plans including the 1989 Stock Option Plan, the UK Executive Share Option Scheme, 1998 Stock Plan and the 1998 Employee Stock Purchase Plan.

Number of Securities
Remaining Available for
	Number of Securities to	Weighted-Average	Future Issuance Under
	be Issued upon Exercise	Exercise Price of	Equity Compensation Plans
	of Outstanding Options,	Outstanding Options,	(Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))

Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	1,631,510 (1)	$14.15	1,508,202 (2)
Equity compensation plans not approved by security holders	—	—	—

Total	1,631,510	$14.15	1,508,202

(1)	Of these shares of Common Stock, 68,233 were subject to outstanding options under the 1989 Stock Option Plan, 350 were subject to outstanding options under the UK Executive Share Option Scheme, and 1,562,927 were subject to outstanding options under the 1998 Stock Plan.

(2)	Of these shares of Common Stock, 872,092 shares remain available for future issuance under the 1998 Stock Plan and 636,110 shares of our Common Stock reserved for future issuance under our 1998 Employee Stock Purchase Plan. The 1989 Stock Option Plan and the UK Executive Share Option Scheme were terminated in 1999 and no shares are available for future grant thereunder.

Employment Agreements and Change in Control Arrangements

      Unless options shall have become fully exercisable as a result of a dissolution, merger or asset sale, in the event of a Change of Control, as described below, the options granted to our non-employee directors shall become vested and exercisable as to an additional number of shares equal to the number of shares which had become vested and exercisable immediately prior to the Change of Control; provided, however, that in no event shall options become vested and exercisable pursuant to this provision for a number of shares greater in the aggregate than the number of shares subject to the option. A Change of Control means (i) the acquisition of 50% or more of the total voting power represented by our then outstanding voting securities by a “person” (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), other than (A) a trustee or other fiduciary holding securities under one of our employee benefit plans acting in such capacity, (B) a corporation owned directly or indirectly by our stockholders in substantially the same proportions as their ownership of our stock or (C) Richard A. Karp or Nancy H. Karp; (ii) the consummation of the sale or disposition by us or all of substantially all of our assets; or (iii) the consummation of a merger or consolidation of Catapult with any other corporation, other than a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by voting securities of Catapult or such surviving entity or its parent outstanding immediately after such merger or consolidation.

REPORT OF THE COMPENSATION COMMITTEE

      Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, the following report of the Compensation Committee of the board of directors on executive compensation shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission, nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Overview and Philosophy

      The Compensation Committee reviews and approves executive officer compensation including recommendations for stock option grants. Executive compensation includes the following elements: base salaries, annual bonuses, stock options and various benefit plans.

      It is the Compensation Committee’s objective that executive compensation be tied directly to the achievement of our performance objectives. Specifically, our executive compensation program is designed to reward executive performance that results in enhanced corporate and stockholder values.

      In assessing appropriate compensation levels, the Committee may review and rely on published industry pay survey data including the Radford Management Survey, and data from companies in the computer industry of comparable size, performance and growth rates.

      The Compensation Committee recognizes that the industry sector in which we operate is highly competitive, with the result that there is substantial demand for qualified, experienced executive personnel. The Compensation Committee considers it crucial that we be assured of attracting and rewarding top caliber executives who are essential to the attainment of our ambitious long-term strategic goals.

      For these reasons, the Compensation Committee believes our executive compensation arrangements must remain competitive with those offered by other companies of similar size, scope, performance levels and complexity of operations.

Annual Cash Compensation and Benefits

      The Compensation Committee believes that the annual cash compensation paid to each executive should be commensurate with both the executive’s and our performance. For this reason, our executive cash compensation consists of base compensation (salary) and variable incentive compensation (annual bonus).

      Base salaries for executive officers are established considering a number of factors, including our profitability; each executive’s individual performance and measurable contribution to our success; and pay levels of similar positions with comparable companies in the industry. The Compensation Committee supports Catapult’s compensation philosophy of moderation for elements such as base salary and benefits. Base salary decisions are made as part of our formal annual review process. In light of the conditions prevailing in our industry at the beginning of fiscal 2004, the Committee concurred in Dr. Karp’s recommendation not to raise base salaries for executive officers for fiscal 2004.

      An executive’s annual performance award generally depends on the overall financial performance of Catapult and the executive’s individual performance. No bonus payments are made until minimum revenue targets are achieved. These targets are reviewed at least annually to meet the changing nature of our business. The incentive portion is set at a higher percentage for more senior officers, with the result that such officers have a higher percentage of their potential total cash compensation at risk.

      We provide benefits to the named executive officers that are generally available to all Catapult employees.

Stock Options

      During fiscal 2004 the Compensation Committee approved all stock option grants made to executive officers under our 1998 Stock Plan. The 1998 Stock Plan is designed to attract, retain and motivate our officers and other participants by providing them with a meaningful stake in our long-term success.

      In making its determinations, the Compensation Committee takes into consideration: (i) grants made to individuals in similar positions in comparable high technology companies, (ii) participants’ contributions to our performance, both short- and long-term, (iii) prior stock option grants, especially as they relate to the number of options vested and unvested, and (iv) the impact that total option grants made to all participants have on dilution of current stockholder ownership and our earnings.

      Stock option grants made to the Named Executive Officers are set forth in the table of option grants during the last fiscal year. See “Executive Compensation — Option Grants” above.

Chief Executive Officer’s Compensation

      The Compensation Committee concurred in Dr. Karp’s recommendation that the base salaries of all executive officers remain unchanged in fiscal 2004 from fiscal 2003. Accordingly, Dr. Karp’s base salaries for fiscal 2003 and 2004 were $304,004 and $320,004, respectively. The lower amount in fiscal 2003 was due to the fact that Dr. Karp voluntarily elected to reduce his base salary for the fourth quarter of fiscal 2003 by 25%. As a participant in the Executive Variable Compensation Plan approved by the Compensation Committee, Dr. Karp’s bonus of $243,850 for fiscal 2004 was determined based on the extent to which Catapult achieved quarterly revenue targets. Dr. Karp also received an option to purchase 10,000 shares of our Common Stock during fiscal 2004. The exercise price of Dr. Karp’s option was 100% of the market price on the date of grant.

Respectfully submitted by:

The Compensation Committee of the
Board of Directors

CHARLES L. WAGGONER, Chairman
PETER S. CROSS
JOHN M. SCANDALIOS

Compensation Committee Interlocks and Insider Participation

      In the fiscal year ended September 30, 2004, our Compensation Committee consisted of John M. Scandalios, Charles L. Waggoner, and Nancy H. Karp until January 2004, when Peter S. Cross succeeded Ms. Karp on the Committee. None of the current members of the Compensation Committee is an officer or employee or former officer or employee of the Company. None of the members of the Compensation Committee have interlocking relationships as defined by the Securities and Exchange Commission nor any other relationship requiring disclosure.

REPORT OF THE AUDIT COMMITTEE

      Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, the following report of the Audit Committee of the board of directors shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission, nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended.

      Below is the report of the Audit Committee with respect to our audited consolidated financial statements for the fiscal year ended September 30, 2004, which include our consolidated balance sheets as of September 30, 2004 and 2003, and the related consolidated statements of operations, stockholders’ equity and comprehensive loss and cash flows for each of the fiscal years ended September 30, 2004, September 30, 2003 and September 30, 2002 and the notes thereto.

      In accordance with the written charter adopted by the board of directors, the Audit Committee of the board of directors has the primary responsibility for overseeing our financial reporting, accounting principles and system of internal accounting controls, and reporting its observations and activities to the board of directors. It also approves the appointment of our independent registered public accounting firm and approves the services performed by such firm.

Review and Discussion with Management

      The Audit Committee has reviewed and discussed with management our audited consolidated financial statements for the fiscal year ended September 30, 2004.

Review and Discussions with Independent Auditors

      The Audit Committee has discussed with PricewaterhouseCoopers LLP, our independent registered public accounting firm, the matters the Audit Committee is required to discuss pursuant to Statement on Auditing Standards No. 61 (Communications with Audit Committees), which includes, among other items, matters related to the conduct of the audit of our consolidated financial statements.

      The Audit Committee also has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with PricewaterhouseCoopers LLP any relationships that may impact its independence, and satisfied itself as to the auditors’ independence.

Conclusion

      Based on the review and discussions referred to above, the Audit Committee recommended to the board of directors that our audited consolidated financial statements for the fiscal year ended September 30, 2004 be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2004 for filing with the Securities and Exchange Commission.

Respectfully submitted by:

The Audit Committee of the Board of Directors

JOHN M. SCANDALIOS, Chairman
PETER S. CROSS
CHARLES L. WAGGONER

COMPANY’S STOCK PERFORMANCE

PERFORMANCE GRAPH

      Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, the information set forth below under the heading “Performance Graph” shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

      Set forth below is a line graph comparing the cumulative total return to holders of our Common Stock with the cumulative total return of the Nasdaq Stock Market (U.S.) Index, the Nasdaq Telecommunications Index and a peer group for the period commencing September 30, 1999 and ending on September 30, 2004. Returns for the indices are weighted based on market capitalization at the beginning of each fiscal year.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG CATAPULT COMMUNICATIONS CORPORATION,
THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ TELECOMMUNICATIONS INDEX

* $100 invested on 9/30/99 in stock or index — including reinvestment of dividends.

Fiscal year ending September 30.

      The graph assumes that $100 was invested on September 30, 1999 in our Common Stock, the Nasdaq Stock Market (U.S.) Index, the Nasdaq Telecommunications Index and the peer group, and that all dividends were reinvested. No dividends have been declared or paid on our Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

CERTAIN TRANSACTIONS

      On August 30, 2002, we purchased certain assets and assumed certain liabilities of the Network Diagnostics Business of Tekelec for a cash payment of $42.5 million and two 2% convertible subordinated notes in the aggregate principal amount of $17.3 million maturing on August 30, 2005. The notes were convertible at the option of the holder into an aggregate of 1,081,250 shares of our Common Stock. On September 21, 2004, in connection with an underwritten public offering of our Common Stock, Tekelec converted the notes in full and sold the underlying Common Stock to the public. Pursuant to our agreement with Tekelec, we paid Tekelec’s offering expenses with the exception of underwriting discounts and commissions. We and Tekelec continue to be parties to an intellectual property license agreement that we entered into at the time of the acquisition.

      In addition to the 1,081,250 shares owned by Tekelec that were sold in the underwritten public offering in September 2004, we sold 200,000 shares of newly issued Common Stock and Dr. Karp and Ms. Karp sold 218,593 and 218,594 shares, respectively, of their Common Stock in the offering (including shares sold upon exercise of an over-allotment option they had granted to the underwriters). We paid all of the expenses of this offering, estimated at $592,000, except for Dr. Karp’s and Ms. Karp’s underwriting discounts and commissions and fees of a separate counsel they retained. The payment of Dr. Karp’s and Ms. Karp’s offering expenses was approved by our Audit Committee, which believed that it was desirable to facilitate sales of their shares to encourage more widespread ownership of our Common Stock and to provide a more liquid market for our stock. Subsequently, in November 2004, Dr. Karp, Ms. Karp and the Richard A. Karp Charitable Foundation sold an aggregate of 950,000 additional shares of Common Stock in an underwritten public offering. Dr. Karp and Ms. Karp have agreed to pay the expenses of this offering, estimated at $100,000.

      David Mayfield, our President and Chief Operating Officer, received an interest-free employee relocation loan of $250,000 in connection with his initial employment with Catapult. The loan is secured by a second deed of trust on Mr. Mayfield’s principal residence. The loan is repayable in quarterly payments of $2,100, with a balloon payment due in November 2015. The principal amount outstanding on the loan as of October 1, 2003 was $226,900 and the debt had been reduced to $218,500 at September 30, 2004.

      Henry P. Massey, Jr., one of our directors, is a member of the law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation (WSGR), which provides various legal services to Catapult. We anticipate that WSGR will continue to provide services in the current fiscal year.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of initial ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that all our executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements during fiscal year 2004, except as follows: (1) option grants made on April 19, 2004 to each of our executive officers in the amount of 10,000 shares and to each of our non-employee directors in the amount of 2,500 shares were not reported on Forms 4 until May 24, 2004; and (2) Guy Simpson, Vice President of Customer Service, did not file a Form 4 to report a sale on February 11, 2004 of 3,228 shares by his wife, which he may be deemed to own beneficially, until February 19, 2004. In addition, Kathy Omaye-Sosnow, Vice President of Human Resources, exercised an option to purchase 400 shares in August 2000 and sold the shares on the same day. While the option exercise was reported on a timely basis, the sale of the underlying shares was not reported until November 15, 2004.

OTHER MATTERS

      We are not aware of any other matters to be submitted at the annual meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the board of directors may recommend.

For the Board of Directors

CHRISTOPHER STEPHENSON
Vice President, Chief Financial Officer and Secretary

Dated: December 15, 2004

APPENDIX A

CATAPULT COMMUNICATIONS CORPORATION

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

(As Amended Through April 14, 2004)

Purpose:

      The purpose of the Audit Committee of the Board of Directors (the “Board”) of Catapult Communications Corporation (the “Company”) shall be to:

•	Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

•	Assist the Board in oversight and monitoring of (i) the integrity of the Company’s financial statements, (ii) the Company’s accounting policies and procedures, (iii) the Company’s compliance with legal and regulatory requirements, (iv) the independent auditor’s qualifications, independence and performance, (v) the Company’s disclosure controls and procedures and (vi) the Company’s internal control over financial reporting;

•	Provide the Board with the results of the Audit Committee’s monitoring and recommendations derived therefrom; and

•	Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

      In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board may from time to time prescribe.

      Notwithstanding the responsibilities and powers of the Audit Committee set forth in this Charter, the Audit Committee does not have the responsibility to plan or conduct audits or determine whether or not the Company’s financial statements are complete, accurate and in accordance with generally accepted accounting principles. Management of the Company is responsible for ensuring that the Company’s financial statements are complete, accurate and prepared in accordance with generally accepted accounting principles. The independent auditor is responsible for auditing the company’s financial statements.

Membership:

      The Audit Committee members will be appointed by, and will serve at the discretion of, the Board. The Audit Committee will consist of at least three members of the Board. Members of the Audit Committee must meet the following criteria:

•	Each member will be an independent director as defined in (i) the Sarbanes-Oxley Act of 2002, (ii) relevant rules of the SEC as in effect from time to time and (iii) Nasdaq Rule 4200 and other relevant Nasdaq rules pertaining to audit committee composition, including the requirement that no member shall have participated in the preparation of the Company’s financial statements at anytime during the three years prior to his or her joining the Audit Committee;

•	Each member will be able to read and understand fundamental financial statements, in accordance with the Nasdaq National Market Audit Committee requirements; and

•	At least one member (who may also serve as the audit committee financial expert) will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in financial sophistication, including a current or past position as a principal financial officer or other senior officer with financial oversight responsibilities.

Responsibilities:

      The responsibilities of the Audit Committee shall include:

•	Reviewing on a continuing basis the adequacy of the Company’s system of internal control over financial reporting, including meeting periodically with the Company’s management and the independent auditors to review their assessment of adequacy of such controls and to review, before its release, the disclosure regarding such system of internal control over financial reporting required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

•	Exercising sole responsibility for appointing, compensating (including all audit engagement fees and terms), retaining, overseeing the work of, and terminating the services of any registered public accounting firm engaged (including resolving disagreements between management and the auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company and pre-approving audit and non-audit services provided to the Company by such auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible) in accordance with the applicable requirements of the SEC and the Public Company Accounting Oversight Board (the “Oversight Board”), and all such auditors shall report directly to the Audit Committee;

•	Reviewing the independence of the outside auditors, including (i) obtaining on a periodic basis a formal written statement from the independent auditors regarding relationships and services with the Company that may impact independence, as defined by applicable standards and SEC requirements, (ii) presenting this statement to the Board, and (iii) to the extent there are relationships, monitoring and investigating them;

•	Reviewing and providing guidance with respect to the external audit by (i) reviewing the independent auditors’ proposed audit scope and approach; (ii) discussing with the Company’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; and (iii) reviewing reports submitted to the audit committee by the independent auditors in accordance with the applicable SEC requirements;

•	Reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC (which for purposes of the annual report shall include a recommendation as to whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K);

•	Directing the Company’s independent auditors to review, before filing with the SEC, the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

•	Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

•	Reviewing and approving the charter of the Company’s internal auditor and the annual internal audit plan, and reviewing the results of the internal auditor’s activities;

•	Reviewing before release the unaudited quarterly operating results in the Company’s quarterly earnings release;

•	Overseeing compliance with the requirements of the SEC for disclosure of auditors’ services and audit committee members, member qualifications and activities;

•	Developing and recommending to the Board for adoption the Company’s code of ethics for its principal executive officer, principal financial officer and principal accounting officer or controller contemplated by Item 406 of SEC Regulation S-K;

•	Reviewing management’s monitoring of compliance with the Company’s standards of business conduct and with the Foreign Corrupt Practices Act;

•	Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

•	Providing oversight and review at least annually of the Company’s risk management policies, including its investment policies;

•	Overseeing and reviewing the Company’s policies regarding information technology and management information systems;

•	If necessary, instituting special investigations with full access to all books, records, facilities and personnel of the Company;

•	As appropriate, obtaining advice and assistance from outside legal, accounting or other advisors;

•	Reviewing and approving in advance any proposed related party transactions (i.e., transactions required to be disclosed under Item 404 of SEC Regulation S-K);

•	Reviewing and assessing on an annual basis its own charter, and, from time to time, reviewing and assessing its structure, processes and membership requirements;

•	Providing a report in the Company’s proxy statement in accordance with the rules and regulations of the SEC; and

•	Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Meetings:

      The Audit Committee will meet at least four times each year. The Audit Committee may establish its own schedule, which it will provide to the Board in advance.

      The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at such times as are appropriate to review the financial affairs of the Company. The Audit Committee will meet separately with the independent auditors of the Company, at such times as it deems appropriate, to fulfill the responsibilities of the Audit Committee under this charter. The Audit Committee will meet separately with the internal auditors of the Company as it deems appropriate.

Minutes:

      The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

Reports:

      In addition to preparing the report of the Audit Committee in the Company’s proxy statement in accordance with the rules and regulations of the SEC, the Audit Committee will summarize its examinations and recommendations to the Board as may be appropriate, consistent with the Committee’s charter.

Compensation:

      Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board.

      Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board or any committee thereof.

Delegation of Authority:

      The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

CATAPULT COMMUNICATIONS CORPORATION
160 South Whisman Road, Mountain View, California 94041

2005 ANNUAL MEETING OF STOCKHOLDERS

January 25, 2005

     The undersigned stockholder of Catapult Communications Corporation, a Nevada corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated December 15, 2004, and hereby appoints Richard A. Karp and Nancy H. Karp, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned at the 2005 Annual Meeting of Stockholders of Catapult Communications Corporation, to be held on Tuesday, January 25, 2005, at 3:00 p.m., Pacific Standard Time, at the corporation’s principal executive offices located at 160 South Whisman Road, Mountain View, California 94041 and at any continuation(s) or adjournment(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side and, in their discretion, upon such other matter or matters that may properly come before the meeting and any adjournment(s) thereof.

(Continued and to be signed on reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

CATAPULT COMMUNICATIONS CORPORATION

Tuesday, January 25, 2005
3:00 p.m.

Please date, sign and mail your proxy
card in the envelope provided as soon as
possible.

Please detach and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” EACH OF THE FOLLOWING PROPOSALS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE               [X]

1. ELECTION OF DIRECTORS
NOMINEES:
☐ FOR ALL NOMINEES	o Peter Cross
o Nancy H. Karp
☐ WITHHOLD	o Richard A. Karp
AUTHORITY FOR ALL	o Henry P. Massey, Jr.
NOMINEES	o John M. Scandalios
o Charles L. Waggoner
☐ FOR ALL EXCEPT (See Instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark ‘FOR ALL EXCEPT ’ and fill in the circle next to each nominee you wish to withhold, as shown here:      •

	FOR	AGAINST	ABSTAIN
2. Proposal to approve and ratify the appointment of PricewaterhouseCoopers LLC as the independent registered public accounting firm of the Company for the fiscal year ending September 30, 2005	☐	☐	☐

3. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting	☐	☐	☐

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED (1) FOR THE ELECTION OF DIRECTORS, (2) FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND (3) AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

To change the address on your account, please check the box at right and indicate your new address in the address space below. Please note that changes to the registered name(s) on the account may not be submitted via this method.            ☐

Please check here if you plan to attend the meeting.     ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

NOTE: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.